Exhibit 99.1

                            Schick Technologies, Inc.
 Fiscal 2004 Fourth Quarter and Year-End Earnings Release Scheduled for June 15

LONG ISLAND CITY, N.Y., June 9, 2004 -- Schick Technologies, Inc. (OTC BB:
SCHK), a leader in proprietary digital imaging technologies for the dental market, today announced that it will report its financial results for the fiscal fourth quarter and year ended March 31, 2004, on Tuesday, June 15, 2004, at 4:00 p.m. EDT (Eastern Daylight Time), and hold its 2004 year-end conference call on Tuesday, June 15, 2004, commencing at 5:00 p.m. EDT.

What:             Schick Technologies Fiscal 2004 Year End and Fourth Quarter
                  Conference Call

When:             Tuesday, June 15, 2004, 5:00 p.m. EDT

Webcast address:  http:// www.fulldisclosure.com, or www.streetevents.com

Dial-in numbers:  800-299-7635 (domestic), passcode # 33262598 and 617-786-2901 (international)

Contact: Lester Rosenkrantz, Cameron Associates, 212-554-5486 lester@cameronassoc.com

An audio digital replay of the call will be available from June 15, 2004, at approximately 7:00 p.m. EDT until Midnight EDT on June 22, 2004 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and using confirmation code #33391355. A web archive will be available for 30 days at www.fulldisclosure.com and www.streetevents.com.

The Company's earnings release, which is expected to be issued on June 15, 2004, and any other financial and statistical information disclosed by the Registrant during the conference call will be available in the "Investors" section of Registrant's web site at http://www.schicktech.com.

About Schick Technologies

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.